U.S. SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549

                                      FORM 8-K


                                    CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


           Date of Report (Date of earliest event reported): May 22, 2002


                                  JUSTWEBIT.COM, INC.
            (Exact name of registrant as specified in its charter)


                                       Nevada
            (State or jurisdiction of incorporation or organization)


                                        33-5902
                               (Commission File Number)


                                      22-2774460
                      (I.R.S. Employer Identification Number)

7550 24th Avenue South, Suite 168, Minneapolis, Minnesota             55450
    (Address of principal executive offices)                        (Zip Code)


                     Registrant's telephone number:  (612) 746-4025


            (Former name or former address, if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     Commencing on May 22, 2002 and with an anticipated completion date of December 31, 2002, the Registrant is in the process of disposing of the assets of its subsidiary, H.J. Ventures, Inc. The Registrant has previously reported that on November 15, 2001 it entered into an agreement to acquire all of the outstanding shares of
H. J. Ventures, Inc., a privately held company that owns and operates public access Internet kiosks throughout the nation. The Registrant has been selling these internest kiosks on invoices. The Registrant will amend this Form 8-K when these sales are completed. The Registrant intends to use the funds from these sales to retire certain secured debt of the Registrant.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     Pro forma financial information shall be furnished in connection with these dispositions pursuant to Article 11 of Regulation S-X.


                                    SIGNATURE

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                      JustWebit.com, Inc.



Dated: September 9, 2002                              By: /s/  Gary Borglund
                                                      Gary Borglund, President